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                                  EXHIBIT 5.1
                                  -----------



                               August 6, 1997



                                                                      22038-0004

DepoMed, Inc.
1170 B Chess Drive
Foster City, California  94404

     Re:  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

     We have acted as counsel to DepoMed, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission on April 18, 1997 (Registration No. 333-25445), as amended (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, the following securities (collectively, the "Securities"): (i) 2,875,000 shares of Common Stock, no par value (the "Common Stock"); (ii) 2,875,000 Common Stock Purchase Warrants (the "Warrants"); (iii) 2,875,000 shares of Common Stock issuable upon exercise of the warrants; (iv) 250,000 warrants (the "Representative Warrants"); (v) 250,000 shares of Common Stock issuable upon exercise of the Representative's Warrants (the "Representative's Warrants Shares"); (vi) 250,000 Warrants issuable upon exercise of the Representative's Warrants; and (vii) 250,000 shares of Common Stock issuable upon exercise of the Warrants issued under the Representative's Warrants. The Securities are to be issued in connection with a proposed public offering of the Securities pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company, National Securities Corporation (the "Representative") and the persons listed in Schedule A to the Underwriting Agreement.

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records,
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DepoMed, Inc.
August 6, 1997                                                           Page 2


documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

     (a) The Third Amended and Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of August 4, 1997, and certified to us by the Chief Financial Officer and Secretary of the Company as being complete and in full force and effect as of the date of this opinion;

     (b) The Bylaws of the Company certified to us by the Chief Financial Officer and Secretary of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of the Chief Financial Officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the proposed public offering, and (ii) certifying as to certain factual matters;

     (d)  The Registration Statement;

     (e) The form of Underwriting Agreement that is Exhibit 1.1 to the Registration Statement;

     (f) The form of Restated Articles of Incorporation of the Company that is Exhibit 3.2 to the Registration Statement (the "Restated Articles");

     (g) The form of Specimen Common Stock Certificate that is Exhibit 4.1 to the Registration Statement;

     (h) The form of Specimen Warrant Certificate that is Exhibit 4.2 to the Registration Statement; and

     (i) The form of Representative's Warrant Agreement that is Exhibit 4.3 to the Registration Statement.

     This opinion is limited to the laws of the State of California. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.
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DepoMed, Inc.
July 30, 1997                                                           Page 3

     We have assumed that the Registration Statement becomes and remains effective during the period when the Securities are offered, issued and sold and that all applicable securities laws are complied with.

     We have assumed that the Restated Articles will be duly filed with the Secretary of State of the State of California upon closing of the transactions contemplated by the Underwriting Agreement.

     Our opinion with respect to the Securities assumes that the Securities will be issued, delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement.

     Our opinion with respect to the shares of Common Stock issuable upon exercise of Warrants issuable upon exercise of the Representative's Warrants assumes that the Warrants will be issued, delivered and paid for in accordance with the terms of the Representative's Warrants and that such shares of Common Stock will be issued, delivered and paid for in accordance with the terms of such Warrants.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purposes of this opinion, it is our opinion that the Securities covered by the Registration Statement, when issued by the Company, will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that occur after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                            Very truly yours,


                            /S/ HELLER EHRMAN WHITE & MCAULIFFE